SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 29, 2003

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Earnings Release dated April 29, 2003

Item 9. Regulation FD Disclosure

The information under this caption is furnished under Item 9 in place of Item 12 of Form 8-K in accordance with interim guidance provided by the Securities and Exchange Commission.

On April 29, 2003, Kimball International, Inc. ("the Company") issued an earnings release for the quarter ended March 31, 2003. The Company's earnings release is attached as Exhibit 99.1.

The earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the company. In this regard, GAAP refers to generally accepted accounting principles in the United States. The Company has provided reconciliations within the earnings release of all non-GAAP financial measures to the most directly comparable GAAP financial measures.

The non-GAAP financial measures used with the Company's earnings release include:

  Fiscal 2003 third quarter net income and earnings per share excluding costs associated with restructuring activities;
  Fiscal 2002 third quarter earnings per share excluding the effect of a one-time gain on the sale of a subsidiary.

Management believes it is useful for investors to understand how its core operations performed without the effects of executing its restructuring plans. Excluding these costs, which are infrequent in nature, allows investors to meaningfully trend, analyze and benchmark the performance of the Company's core operations by business segment. Many of the Company's internal performance measures exclude costs associated with executing its restructuring plans to enable meaningful trending of core operating metrics over an extended period of time.

For similar reasons cited above, management also believes it is useful for investors to understand how its core operations performed without the effect of the one-time gain on the sale of a subsidiary. Also linked to the above reasoning, most trended internal performance metrics also exclude this one-time gain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer Treasurer

Date: April 29, 2003

Kimball International, Inc.
Exhibit Index

Exhibit No.	Description

99.1	Earnings Release dated April 29, 2003.

Exhibit 99.1

KIMBALL INTERNATIONAL, INC. REPORTS THIRD QUARTER 2003 RESULTS

JASPER, IN (April 29, 2003) - Kimball International, Inc. (NASDAQ: KBALB) today announced the financial results for its third quarter of fiscal year 2003 which ended March 31, 2003.

Consolidated Overview
Net sales for the fiscal 2003 third quarter totaled $285.9 million, down from net sales of $290.1 million reported during the comparable fiscal 2002 third quarter, as increased sales in the Electronic Contract Assemblies segment were more than offset by lower sales in the Furniture and Cabinets segment. The Company's net income in the current year third quarter totaled $2.8 million, or $0.07 per Class B share, inclusive of costs associated with executing incremental cost scaling actions under the Company's previously announced restructuring plan. Costs associated with restructuring activities, including adjustments to original cost estimates, totaled $0.6 million after-tax, or $0.02 per share. Excluding costs associated with restructuring activities, third quarter net income totaled $3.4 million, or $0.09 per share. The Company's net income in the prior year third quarter, inclusive of a one-time gain of $0.22 per share on the sale of a piano subsidiary, was $0.42 per share. Excluding the gain on the sale of the piano subsidiary, prior year net income totaled $0.20 per share.

The consolidated operating income margin in the 2003 fiscal third quarter, decreased below the prior year third quarter, driven by a reduction in the consolidated gross profit margin, which exceeded improvements in consolidated SG&A spending. The operating income margin comparison includes costs associated with restructuring activities in both years, and approximately $5.3 million of SG&A costs associated with the sale of a piano subsidiary in the prior year. Excluding the restructuring costs in both years and SG&A costs related to the sale of the subsidiary in the prior year, the operating income margin in the current year quarter also trended below the prior year. Stronger operating income margins in the Electronic Contract Assemblies segment, in part due to the higher sales level, were more than offset by significantly lower operating income performance in the Furniture and Cabinets segment.

The Company generated $42.6 million of cash from operations in the current year third quarter, significantly exceeding the prior year quarterly level. The improvement in cash flow generated from operating activities was due largely to lower investments in working capital. Both business segments generated positive cash flow from operating activities in the quarter.

"Despite prolonged economic challenges and reductions in demand triggered by war concerns, we were able to generate strong cash flow from operations during the quarter," stated Kimball International Chairman and Chief Executive Officer, Douglas A. Habig. "Our strong cash flow this quarter further contributes to our solid balance sheet and strong liquidity position which enables us to stay focused on our long-term strategies and continue to make prudent capital investments in equipment and technology. These investments for the long-term are instrumental to profitable sales growth and improvement in operating margins," stated Mr. Habig.

Furniture and Cabinets Segment
The Furniture and Cabinets segment recorded sales of $165.9 million during the third quarter of fiscal 2003, down from sales of $175.8 million in the prior year third quarter. Most major product lines within this segment recorded lower sales in the current year third quarter. The greatest reductions in sales volumes were in the office furniture and contract manufacturing product lines. The Company's decline in office furniture sales, the largest market within this segment, continued to be less than the overall industry decline based upon the most recent industry statistics.

Operating income margins in the Furniture and Cabinets segment in the 2003 fiscal third quarter, decreased below the prior year third quarter. When excluding restructuring activity costs in both years and prior year costs associated with the sale of the piano subsidiary, operating income margins were well below the prior year. The Furniture and Cabinets segment incurred an operating loss in the current year third quarter driven by lower gross profit margins despite some margin benefit from the partial completion of this segment's restructuring activities. The year-over-year gross profit margin comparison was impacted by a $1.4 million LIFO inventory reserve reduction in the prior year third quarter, associated with lower inventory levels. This segment continues to experience margin pressures across product lines. The greatest reduction in gross profit margins relative to the prior year third quarter was in the contract manufacturing product line. This product line continues to experience depressed and unstable demand levels in the markets it supports leading to pricing pressures and difficulties in aligning capacities and costs with sales volume levels. Losses in the furniture components product line, which totaled $0.06 per share in the quarter, continue to affect overall segment profitability. However, furniture components product line losses were lower than the preceding three quarters.

"I am pleased to report that we are on schedule in terms of completing the incremental cost scaling actions under our December 2002 restructuring plan," stated Mr. Habig. "As we have previously stated, many of these actions are targeted to improve our performance in the Furniture and Cabinets segment. As of the end of the third quarter, we have exited, or are in process of exiting, six manufacturing facilities, each of which has been operating at a loss the last several quarters. Benefits from these and other scaling actions will be gradual and continue over the next several quarters and will be partially mitigated by our investments in other strategic initiatives. The lingering sluggish economy, now coupled with the reality of war, continues to lead to recessed business investment driving down demand levels in our furniture markets. However, we remain confident that the actions we are taking to scale our cost structures in the Furniture and Cabinets segment will lead to improved operating margins as we fully complete our scaling actions and these markets begin to recover," concluded Mr. Habig.

Electronic Contract Assemblies Segment
The Electronic Contract Assemblies segment posted sales of $119.8 million during the third quarter of fiscal 2003, up from sales of $114.3 million during the prior year third quarter due primarily to higher electronic automotive products sales.

Operating income margins in the Electronic Contract Assemblies segment exceeded the prior year third quarter. Operating income in the current year third quarter included restructuring income associated with an adjustment to an original cost estimate related to the sale of a manufacturing facility. Net costs associated with the sale and exit of this facility were less than originally estimated. Operating income margins, exclusive of the income related to this restructuring cost adjustment, exceeded the prior year. This segment improved its overall gross profit margin as certain locations experienced stronger volume levels and associated improvements in operating efficiencies. Despite the current year third quarter improvement, this segment continues to experience current margin pressures related to an overall excess capacity position in the electronics subcontracting services market and more specifically this segment's new customer and program diversification efforts.

Press Release Furnished to SEC
This press release is being furnished to the Securities and Exchange Commission (SEC) on Form 8-K. This release includes non-GAAP (Generally Accepted Accounting Principles) financial measures as defined by the SEC including earnings adjusted for restructuring costs and earnings adjusted for a one-time gain on the sale of a piano subsidiary in the prior fiscal year third quarter. Where utilized within this release, all non-GAAP measures have been reconciled to the most directly comparable GAAP measure. Additional information regarding how management uses the non-GAAP financial measures and why the Company feels these measures are beneficial to investors is included within the Form 8-K. A link to the Form 8-K may be found on the Company's Investor Relations website at www.ir.kimball.com.

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties including, but not limited to, a delayed recognition of cost improvements associated with cost scaling actions, significant volume reductions from key contract customers, loss of key customers or suppliers within specific industries, availability or cost of raw materials, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filing for the period ending June 30, 2002.

Conference Call / Webcast
Kimball International will conduct its third quarter financial results conference call beginning at 2:00 PM Eastern Time today, April 29, 2003. To listen to the live conference call, dial 800-299-9630. A webcast of the live conference call, with related slide presentation, may be accessed by visiting Kimball's Investor Relations website at www.ir.kimball.com.

For those unable to participate in the live webcast, the call will be archived at www.ir.kimball.com within two hours of the conclusion of the live call and will remain there for approximately 90 days. A telephone replay of the conference call will be available within two hours after the conclusion of the live event through May 13, 2003, at 888-286-8010. The pass code to access the replay is 77293710.

About Kimball International, Inc.
Kimball International, Inc. provides a vast array of products from its two business segments: the Furniture and Cabinets segment and the Electronic Contract Assemblies segment. The Furniture and Cabinets segment provides furniture for the office, residential, lodging and healthcare industries, all sold under the Company's family of brand names. Other products produced by Kimball on a contract basis include store fixtures, television cabinets and stands, residential furniture and furniture components. The Electronic Contract Assemblies segment provides engineering and manufacturing services to a variety of industries on a global scale.

For more information about Kimball International, Inc., visit the Company's website on the Internet at www.kimball.com.

"We Build Success"

-Financial Highlights to Follow-

Condensed Consolidated Statements of Income
($000's, except per share)	(Unaudited)	(Unaudited)
	Three Months Ended	Nine Months Ended
	March 31,	March 31,

	2003	2002	2003	2002

Net Sales	$285,856	$290,126	$878,311	$872,504
Cost of Sales	225,770	222,267	688,519	670,575

Gross Profit	60,086	67,859	189,792	201,929

Selling, General & Administrative Expenses	55,850	62,774	171,803	181,450
Restructuring and Other Expense (Income)	2,107	(154)	19,497	503

Operating Income (Loss)	2,129	5,239	(1,508)	19,976
Other Income - Net	1,470	17,413	5,091	20,169

Income Before Income Taxes	3,599	22,652	3,583	40,145
Provision for Income Taxes	835	6,856	830	12,913

Net Income	$ 2,764	$ 15,796	$ 2,753	$ 27,232

Earnings Per Share of Common Stock:
Basic:
Class A	$0.07	$0.41	$0.06	$0.71
Class B	$0.07	$0.42	$0.08	$0.72
Diluted:
Class A	$0.07	$0.41	$0.06	$0.71
Class B	$0.07	$0.42	$0.08	$0.72

Average Shares Outstanding (000's)
Basic	38,073	38,046	38,060	38,042
Diluted	38,095	38,104	38,082	38,070

Condensed Consolidated Balance Sheets ($000's)
Assets	(Unaudited) March 31, 2003	June 30, 2002

Cash, Cash Equivalents and Short-Term Investments	$ 87,569	$ 72,581
Receivables, Net	123,366	150,836
Inventories, Net	94,292	100,632
Other Current Assets	36,180	40,108
Property and Equipment, Net	203,699	236,176
Capitalized Software, Net	43,088	38,968
Other Assets	34,057	34,811

Totals	$622,251	$674,112

Liabilities & Share Owners' Equity
Current Liabilities	$144,539	$175,973
Long-Term Debt, Less Current Maturities	1,866	2,291
Deferred Income Taxes & Other	37,816	43,360
Share Owners' Equity	438,030	452,488

Totals	$622,251	$674,112

Other Pertinent Data
($000's)	(Unaudited)	(Unaudited)
	Three Months Ended	Nine Months Ended
	March 31,	March 31,

	2003	2002	2003	2002

Depreciation & Amortization	$11,062	$11,829	$34,118	$34,281
Operating Cash Flow	$42,566	$ 6,854	$51,257	$57,342
Capital Expenditures	$ 6,890	$ 8,374	$25,953	$44,291
Effective Tax Rate	23.2%	30.3%	23.2%	32.2%

	March 31, 2003	June 30, 2002

Working Capital	$196,868	$188,184
Debt Outstanding on Credit Facility	$ -0-	$ -0-